Exhibit 10.7

LEHIGH GAS PARTNERS LP

2012 INCENTIVE AWARD PLAN

Section 1.                                          PURPOSE OF THE PLAN.

The Lehigh Gas Partners LP 2012 Incentive Award Plan (the “Plan) has been adopted on [                      ] (the “Effective Date”) by Lehigh Gas GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership”).  The purpose of the Plan is to provide for grants of incentive awards to improve the performance, encourage the continued service and increase the proprietary interest of certain Persons who participate in the Plan that provide services to the General Partner, the Partnership or any of their Affiliates.  The Plan is designed to grant such Persons incentive compensation awards based on Units to encourage superior performance.  The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of Persons who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Section 2.                                          DEFINITIONS.

Whenever used in this Plan, the following terms shall have the following respective meanings set forth in this Section 2:

(a)                                  “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)                                 “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Substitute Award, Performance Award, Unit Award or Other Unit Based Award granted under the Plan, and shall include any tandem DERs granted with respect to an Award.

(c)                                  “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of Awards or series of Awards under the Plan as approved by the Committee.

(d)                                 “Board” means the Board of Directors or Managers, as the case may be, of the General Partner.

(e)                                  “Cause” means with respect to any Award (A) if the Participant is a party to an employment agreement with the General Partner, the Partnership or any of their Affiliates and “Cause” is defined therein, then the definition of “Cause” in such agreement, or (B) if the Participant is not party to an employment agreement which defines “Cause,” then (i) gross negligence or willful misconduct by the Participant in connection with the performance of the

Participant’s employment or other services for the General Partner, the Partnership or any of their Affiliates; (ii) breach by the Participant of any of the Participant’s duties as an Employee of the General Partner, the Partnership or any of their Affiliates and the failure of the Participant to cure such breach within thirty (30) days after written notice thereof is given by the General Partner, the Partnership or any of their Affiliates; or (iii) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature whatsoever.

(f)                                    “Change in Control” means, with respect to the Partnership or the General Partner:

(i)                                     a Third Party becoming the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of either the Partnership or the General Partner;

(ii)                                  the sale or other disposition, including by way of liquidation, by either the Partnership or the General Partner of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties; or

(iii)                               the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership.

For clarity, an initial public offering of Units shall not constitute a Change in Control.  Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended, “Change of Control” shall mean a “change of control event” as defined in the regulations and guidance issued under Section 409A.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

(i)                                     “Consultant” means an individual who renders consulting or advisory services to the General Partner, the Partnership or any of their Affiliates.

(j)                                     “Continuous Service” means the continuous service to the General Partner, the Partnership or any of their Affiliates, without interruption or termination, in any capacity as an Employee.

(k)                                  “Disability” means with respect to any Award (A) if the Participant is a party to an employment agreement with the General Partner, the Partnership or any of their Affiliates and “Disability” is defined therein, the definition of “Disability” in such agreement, or (B) if the Participant is not party to an employment agreement which defines “Disability,” then the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code.

(l)                                     “DER” means a distribution equivalent right, being a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

(m)                               “Director” means a member of the board of directors of the General Partner, the Partnership or any of their Affiliates who is not an Employee or a Consultant.

(n)                                 “Employee” means any individual who is employed by the General Partner, the Partnership or any of their Affiliates, whether pursuant to employment agreement or at-will arrangement.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee).  If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of “Fair Market Value” shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-l(b)(5)(iv)(B).

(q)                                 “Good Reason” means with respect to any Award (A) if the Participant is a party to an employment agreement with the General Partner, the Partnership or any of their Affiliates and “Good Reason” is defined therein, then the definition of “Good Reason” in such agreement, or (B) if the Participant is not party to an employment agreement which defines “Good Reason,” then any of the following not consented to by the Participant: (i) a material adverse change in the Participant’s duties, authorities and responsibilities; (ii) a material reduction in the Participant’s base salary; or (iii) a requirement by the General Partner, the Partnership or any of their Affiliates, as applicable that the Participant’s principal place of employment be located more than 50 miles from Participant’s principal place of residence as of the date an Award is granted to such Participant.

(r)                                    “Option” means an option to purchase Units granted under the Plan granted pursuant to Section 6 hereof.

(s)                                  “Other Unit Based Awards” means Awards granted under the Plan granted pursuant to Section 10(b) hereof.

(t)                                    “Participant” means a Consultant, Director or Employee to whom an Award is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Award.

(u)                                 “Performance Award” means a right granted to an Employee, Director or Consultant to receive an Award based upon performance criteria specified by the Committee granted pursuant to Section 9 hereof.

(v)                                 “Person” means an individual or a corporation, joint stock corporation, firm, limited liability company, partnership, joint venture, estate, trust, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, unincorporated organization, association, private foundation within the meaning of Section 509(a) of the Code, government agency or political subdivision thereof or other entity.

(w)                               “Phantom Unit” means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion granted pursuant to Section 8 hereof.

(x)                                   “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

(y)                                 “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period granted pursuant to Section 8 hereof.

(z)                                   “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(aa)                            “SEC” means the Securities and Exchange Commission, or any successor thereto.

(bb)                          “Securities Act” means the Securities Act of 1933, as amended.

(cc)                            “Substitute Award” means an award granted pursuant to Section 10(d) hereof.

(dd)                          “Third-Party” means any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than (A) Lehigh Gas Corporation, the General Partner, Joseph V. Topper, Jr. or any of their Affiliates, (B) any fund or other entity owned, managed or otherwise controlled by General Partner or Joseph V. Topper, Jr., or (C) any Person(s) who, on the effective date of the Plan, is (are) an owner(s) of the General Partner (or any Person who, subsequent to the effective date of the Plan, through inheritance from such an owner becomes a direct or indirect owner of the General Partner).

(ee)                            “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

(ff)                                “Unit” means a Common Unit of the Partnership.

(gg)                          “Unit Appreciation Right” means a contingent right granted pursuant to Section 7 hereof that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

(hh)                          “Unit Award” means an award granted under the Plan granted pursuant to Section 10(a) of the Plan.

Section 3.                                          ADMINISTRATION.

(a)                                  General.  The Plan shall be administered by the Committee.

(b)                                 Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i)                                     To determine from time to time which Participants shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, the provisions of each Award granted (which need not be identical) and to approve the form of written instruments evidencing the Awards;

(ii)                                  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration;

(iii)                               To amend the Plan or an Award as provided in the Plan and adopt, alter and repeal such rules, guidelines and practices for administration of the Plan; and

(iv)                              To exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the General Partner which are not in conflict with the provisions of the Plan.

(c)                                  Delegation of Authority.  The Committee may delegate to one or more of its members, agents or to officers or managers of the General Partner, such administrative duties under this Section 3 as it may deem advisable.

(d)                                 Committee Determinations.  All determinations, interpretations and constructions made by the Committee shall be made in the Committee’s sole and absolute discretion and shall be final, binding and conclusive on all Persons.

(e)                                  No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the General Partner shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the General Partner to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Committee shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the General Partner’s governing documents, as a matter of law, or otherwise, or any power that the General Partner may have to indemnify them or hold them harmless.

(f)                                    Reliance on Reports.  Each member of the Board and each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the General Partner and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than himself.

(g)                                 Plan Expenses.  All expenses of administering the Plan shall be borne by the General Partner.

Section 4.                                          UNITS.

(a)                                  Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under the Plan shall be ten (10%) of the aggregate number of issued and outstanding Units and Subordinated Units (as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership) on the closing date of the initial public offering of Units.  If any Award is forfeited, cancelled, exercised, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right).  Units withheld from an Award or surrendered by a Participant to satisfy the Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall be available for future Awards under the Plan.  There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)                                 Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units newly issued by the Partnership, Units acquired in the open market, from any Affiliate of the Partnership or from any other Person, or may be any combination of the foregoing, as determined by the Committee in its discretion.

(c)                                  Anti-dilution Adjustments.  With respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event.  With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.

Section 5.                                          ELIGIBILITY.

(a)                                  General.  Subject to the terms and conditions of the Plan, the Committee shall, from time to time and in its sole discretion, designate those Persons who are eligible to become Participants.  A Person’s selection for participation in the Plan and the grant of an Award to such Person shall not bestow on upon such Person any right to receive any other Award or any particular level of Award in the future.

(b)                                 Grants of Awards.  Each Award shall be evidenced by an Award Agreement.  Except as set forth in the Plan or the applicable Award Agreement, the grant of an Award to a Participant shall not give such Person any rights as a partner or other equity holder of the Partnership or any of its Affiliates, or any rights with respect to distributions made to partners or other equity holders of the Partnership or its Affiliates in their capacity as such, and the rights granted under an Award shall be limited to the rights set forth in the Award Agreement.

Section 6.                                          OPTIONS.

(a)                                  General.  The Committee may grant Options which are intended to meet the requirements of Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 6 (a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.  The Committee may grant Options that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Director.

(b)                                 Conditions of Grant.  The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price.  The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.

(ii)                                  Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include,

without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, a “cashless-broker” exercise through procedures approved by the General Partner, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)                               Forfeitures.  Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Code Section 409A to fail to satisfy such section.

Section 7.                                          UNIT APPRECIATION RIGHTS.

(i)                                     General.  The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 7, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate.  The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director.

(b)                                 Conditions of Grant.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price.  The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.

(ii)                                  Time of Exercise.  The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iii)                               Forfeitures.  Except as otherwise provided in the terms of the Unit Appreciation Right grant, upon termination of a Participant’s employment with or service to the General Partner, the Partnership and their Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

Section 8.                                          RESTRICTED UNITS AND PHANTOM UNITS.

(a)                                  Conditions of Grant.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)                                     UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.  Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A.

(ii)                                  Forfeitures.  Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with, or consultant services to, the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 8(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Code Section 409A to fail to satisfy such section.

(iii)                               Lapse of Restrictions.

(A)                              Phantom Units.  Upon the vesting of each Phantom Unit, subject to the provisions of Section 14(c), the Participant shall be entitled to receive one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(B)                                Restricted Units.  Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 14(c), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

Section 9.                                          PERFORMANCE AWARDS

(a)                                  General.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Performance Awards may be granted.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b)                                 Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  The Committee shall establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Partnership, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Partnership, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(c)                                  Performance Periods.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee.  Performance goals shall be established by the Committee not later than 90 days after the beginning of any performance period applicable to such Performance Awards.

(d)                                 Settlement.  At the end of each performance period, the Committee shall determine the amount, if any, of the amount of the potential Performance Award otherwise payable to each Participant and such amount shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period.  Settlement of such Performance Awards shall be in cash, Units, or a combination of cash and Units in the discretion of the Committee.  The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

Section 10.                                   ADDITIONAL AWARDS

(a)                                  Unit Awards.  A Unit Award of Units not subject to a Restricted Period may be granted under the Plan to any Employee, Consultant or Director as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(b)                                 Other Unit Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership.  The Committee shall determine the terms and conditions of such Awards.  Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 10(b) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 10(b).

(c)                                  DERs.  To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.  Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as cash distributions are paid by the Partnership to its unit holders.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A.

(d)                                 Substitute Awards.  Awards may be granted under the Plan in substitution for similar awards held by Persons who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or any of its Affiliates of another entity or the assets of another entity.  Such Substitute Awards that are Options may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Code Section 409A and the Treasury Regulations thereunder.

Section 11.                                   GENERAL TERMS APPLICABLE TO ALL AWARDS.

(a)                                  Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.  Notwithstanding the foregoing but subject to Section 13 of the Plan, without the approval of unitholders, the Committee will not (i) exchange or substitute previously granted Options or Unit Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in Rule 303A.08 of the NYSE Listed Company Manual, as amended from time to time, or (ii) cause the General Partner or the Partnership to offer to purchase or exchange for cash Options or Unit Appreciation Rights if, at the time of such offer, the Fair Market Value of a Unit is less than the exercise price of such Options or Unit Appreciation Rights.

(b)                                 Limits on Transfer of Awards.

(i)                                     Except as provided in Section 11(b)(iii) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(ii)                                  Except as provided in Section 11(b)(iii) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any Affiliate.

(iii)                               To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(c)                                  Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(d)                                 Unit Certificates.  All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(e)                                  Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine.

(f)                                    Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange.  No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner.

(g)                                 Termination of Employment.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and with the General Partner, the Partnership or any of their Affiliates shall be specified in the Award Agreement controlling such Award.

(h)                                 Additional Agreements.  Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the General Partner, the Partnership or any of their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(i)                                     Investment Representations.  The General Partner may require any Person to whom an Option or other Award is granted, as a condition of exercising such Option or receiving Units under the Award, to give written assurances in substance and form satisfactory to the General Partner and its counsel to the effect that such Person is acquiring the Unit subject to the Option or the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the General Partner deems necessary or appropriate in order to comply with federal and applicable state securities laws.  Legends evidencing such restrictions may be placed on the certificates evidencing the Unit.

(j)                                     Compliance with Securities Laws.  Each Award shall be subject to the requirement that, if at any time counsel to the Partnership shall determine that the listing, registration or qualification of the Units subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Units thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Partnership to apply for or to obtain such listing, registration or qualification.

Section 12.                                   CHANGE IN CONTROL

Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or change in the capitalization of the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the General Partner or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(a)                                  provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been then attained upon the exercise or vesting of such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been then attained upon the exercise or vesting of such Award then such Award may be terminated by the Committee without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(b)                                 provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c)                                  make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(d)                                 provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(e)                                  provide that the Award cannot be exercised or become payable after such event, i.e., the Award shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section 12 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Code Section 409A to fail to satisfy such section.

Section 13.                                   AMENDMENT AND TERMINATION.

The Committee may amend or terminate the Plan and any instrument hereunder (including any Award Agreement) at any time, in whole or in part, and for any reason; provided, however, that no such amendment or termination shall adversely affect the rights of a Participant with respect to Awards granted to the Participant prior to the effective date of such amendment or termination.  Notwithstanding the foregoing, the Board may amend the Plan or an Award to cause such Award to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or any other applicable law.

Section 14.                                   GENERAL PROVISIONS.

(a)                                  Participation by Affiliates.  To the extent the Partnership has an obligation to reimburse the General Partner or an Affiliate for compensation paid for services rendered for the benefit of the Partnership, such reimbursements may be made by the Partnership directly or indirectly to the entity employing the Participant.

(b)                                 Nature of Payments.  Awards under the Plan, and payments made pursuant to Awards, are not a part of salary or compensation paid or payable by the Partnership or any of its Affiliates to any Participant for purposes of any benefit or compensation plan or otherwise.

(c)                                  No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(d)                                 Tax Withholding.  Unless other arrangements have been made that are acceptable to the General Partner or an Affiliate, the Partnership or an Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or an Affiliate to satisfy its withholding obligations for the payment of such taxes.

(e)                                  No Right to Employment or Services.  Nothing contained herein shall require the General Partner, the Partnership or any of their Affiliates to continue any Person in its employ or service, and the General Partner, the Partnership or any of their Affiliates shall have the right to terminate the employment or service of any Person at any time.

(f)                                    Severability.  If a particular provision of the Plan shall be found by final judgment of a court or administrative tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall not affect any other provision of the Plan and the other provisions of the Plan shall remain in full force and effect.

(g)                                 Section 409A.  It is intended that the Awards shall be either exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A, compliant with the requirements of Section 409A.  In the event the Board determines that an Award constitutes deferred compensation subject to Section 409A, or may constitute such deferred compensation absent an amendment to the Plan or Award, the Board may amend or terminate the Participant’s right to an Award, without the consent any Participant, as the Board shall determine in its sole discretion to ensure that such Award remains exempt from Section 409A, or, if the Board so desires, to ensure that such Award complies with Section 409A.

(h)                                 Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the Delaware without reference to the principles of conflicts of laws thereof.

(i)                                     Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(j)                                     Funding.  No provision of the Plan shall require the General Partner, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the General Partner maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

(k)                                  Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(l)                                     No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m)                               No Guarantee of Tax Consequences.  None of the Board, the Committee, the Partnership nor the General Partner makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.

(n)                                 Specified Employee under Code Section 409A.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under 409A of the Code and the Treasury Regulations thereunder) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A and the Treasury Regulations thereunder), such payment shall not occur until the date that is six months plus one day from the date of such separation from service.  Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.

Section 15.                                   TERM OF THE PLAN.

The Plan shall be effective on the date of its approval by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the 10th anniversary of the date the Plan, as amended and restated, is approved by the Board.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.